Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 30, 2014 relating to the financial statements, which appears in MiX Telematics Limited's Annual Report on Form 20-F for the year ended March 31, 2014.

/s/ PricewaterhouseCoopers Inc.
Johannesburg, South Africa
November 6, 2014